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                                                                   EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


NAME                                       STATE OF INCORPORATION
----                                       ----------------------

Havertys Capital, Inc.                     Nevada
Havertys Credit Services, Inc.             Tennessee
Havertys Enterprises, Inc.                 Nevada